AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of December, 2007, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Transfer Agent Agreement"), is entered by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the Rigel U.S. Equity Large Cap Growth Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund and amend the fees; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit M is hereby superseded and replaced with Exhibit M attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit M to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series	Date Added
Rigel U.S. Equity Large Cap Growth Fund	5/01/2006
Rigel U.S. Equity Small-Mid Cap Growth Fund	on or after 12/28/2007

For the services rendered by USBFS under this Agreement, the Fund(s) listed herein shall pay USBFS compensation as set forth in the Fee Schedule below:
TRANSFER AGENT & SHAREHOLDER SERVICES- Annual fee schedule at December, 2007

Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
♦ No-Load  - $___ /account
♦ Closed Accounts - $___ /account
Annual Minimum – Up to 500 accounts per fund
♦ $_____ per no-load fund
♦ $_____ each additional class
Annual Minimum – Over 500 accounts per fund
♦ $_____ per no-load fund
♦ $_____ each additional class

Activity Charges
♦ Telephone Calls - $___ /minute
♦ Draft Check Processing - $____/draft
♦ Daily Valuation Trades - $___ /trade
♦ Lost Shareholder Search - $___ /search
♦ AML New Account Service - $____/new
    domestic accounts and $___/new foreign account
♦ ACH/EFT Shareholder Services:
 $___ /month/fund group
 $ ___ /ACH item, setup, change
 $___ /correction, reversal
Out-of-pocket Costs - Including but not limited to:
♦  Telephone toll-free lines, call transfers, etc.
♦  Mailing, sorting and postage
♦  Stationery, envelopes
♦  Programming, special reports
♦  Insurance, record retention, microfilm/fiche
♦  Proxies, proxy services
♦  ACH fees, NSCC charges
♦  All other out-of-pocket expenses

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦  $___ /qualified plan acct (Cap at $___/SSN)
♦  $___  /Coverdell ESA acct (Cap at $___/SSN)
♦  $___  /transfer to successor trustee
♦  $___ /participant distribution (Excluding SWPs)
♦  $___  /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦  $___  /outgoing wire transfer
♦  $___  /overnight delivery
♦  $___  /telephone exchange
♦  $___ return check or ACH
♦  $___  /stop payment
♦  $___  /research request (Cap at $___ /request)
(For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.  Fund Group Setup (first cusip) - $____ /fund group
2.  Fund Setup - $___ /cusip (beyond first cusip)
3.  Telecommunications and Voice Services
♦ Service Setup - $___ ATT transfer connect
♦ VRU Setup - $___ /fund group
♦ VRU Maintenance - $___ /cusip/month
♦ $__ /voice response call
♦ $__ /voice recognition call
4.  Average Cost - $__ /account/year
5.  Development/Programming - $__ /hour
6.  File Transmissions – subject to requirements
7.  Selects - $__ per select
8.  ReportSource - $__ /month – Web reporting
9.  Extraordinary services – charged as incurred
♦ Conversion of Records (if necessary) – Estimate to be provided.
♦ Custom processing, re-processing
♦ All other extraordinary services

Advisor’s Signature below acknowledges approval of the fee schedule above.
Rigel Capital, LLC

By:  /s/ Roger Landes
Printed Name:  Roger Landes
Title:  Assistant Vice President                                                                                                       Date:  12/4/2007